Exhibit 23.3

中国江苏省苏州工业园区月亮湾路15号	F7，CSSD Tower, No.15 Moon Bay Road,
中新大厦七楼 （215123）	Suzhou Industrial Park, China (215123)
TEL: 86-512-6824-0861/86-512-6824-4969	FAX: 86-512-6825-3379
E-mail: law@yiyou.com.cn	Homepage: http://www.yiyou.com.cn

August 26, 2025

Jowell Global Ltd.

2nd Floor, No. 285 Jiangpu Road

Yangpu District, Shanghai

China 200082

Re: Consent Letter on Jowell Global Ltd. Form F-3

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the registration statement of Jowell Global Ltd. (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 26, 2025 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

This Consent is rendered solely to you for the Form F-3 and may not be used for any other purpose. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Jiangsu Yiyou Tianyuan Law Firm
Jiangsu Yiyou Tianyuan Law Firm